UNITED STATES
                       SECURITIES AND EXHANGE COMMISSION
                              Washington, DC 20549



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ____________________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 7, 2003

                                 VOICENET, INC.
             (Exact Name of Registrant as Specified in its Charter)

             Delaware                   000-30305              13-3896031
   (State or other Jurisdiction   (Commission File No.)     (I.R.S. Employer
         of Incorporation)                                Identification Number)


          18 Park Lane, Fair Haven, NJ                      07704
    (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code:  732-933-3861

================================================================================

Item 5. Other Events and Required FD Disclosure.

The Agreement of September 25, 2002 among and between the registrant, Voice Synergies, Ltd. and 3087-8102 Quebec, Inc. has been amended to provide that in the event that the a formal written definitive agreement is not executed by each of the parties on or before April 30, 2003 for any reason whatsoever, the Transactions shall be rescinded. Although "due diligence" reviews have not been completed, the registrant has been advised by the other two parties that they expect that such an agreement will be executed on or before that date.

        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.*

                                                VOICENET, INC.

                                      By:     /s/ Stover L. Babcock II
                                                  ------------------------
                                                  Stover L. Babcock II,
                                                  Chief Financial Officer

Dated:  January 21, 2003

* The registrant believes that subsequent to the delisting of its common stock by the American Stock Exchange, it may not be required to file periodic reports and certain other material with the Securities and Exchange Commission. The Registrant's present intent, however, is to continue to file such material until such time, if any, that it becomes eligible to file a Form 15 with the Securities and Exchange Commission.